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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Corporate Express, Inc. on Form S-8 (File No. 33-86574), Form S-8 (File No. 333-16457), Form S-8 (File No. 333-02880), Form S-8 (File No. 333-02882),
Form S-8 (File No. 33-94464), Form S-8 (File No. 333-31755), Form S-8 (File No. 333-35233), Form S-8 (File No. 333-43193), Form S-8 (File No. 333-44811), Form
S-4 (File No. 333-07909) and Form S-3 (File No. 333-12451) of our report dated April 6, 1998, except for Note 18, for which the date is April 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of January 31, 1998, March 1, 1997 and March 2, 1996, and for the eleven-month period ended January 31, 1998 and the three years in the period ended March 1, 1997, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand LLP

Denver, Colorado
April 30, 1998